UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 20, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 20, 2008, Wellman, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into an amendment of its senior secured super-priority Debtor-in-possession credit agreement dated February 27, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders (the “Lenders”) that from time to time become party thereto. Under the default provision in Section 9.1(i)(xv), sub clause (iii), of the Credit Agreement as amended, it would have been an event of default if the Company had not obtained a binding, fully underwritten, commitment letter or letters to provide exit financing which are not subject to syndication, due diligence, market material adverse effect and/or other contingencies other than the delivery of customary corporate and loan documentation or the occurrence of confirmation of a Reorganization Plan, to provide the exit financing and any other financial accommodations required to consummate the Reorganization Plan in form, substance and amount reasonably satisfactory to the Majority Lenders by October 20, 2008. The letter agreement amended the Credit Agreement to provide that the Company could obtain either exit financing on the conditions described above and/or an equity commitment acceptable to the Lenders by October 27, 2008. It accomplished this by (A) deleting the phrase “exit financing and” in sub clause (iii) thereof and replacing it with “exit financing and/or”; and (B) deleting the date “October 20, 2008” in sub clause (iii) there of and replacing it with “October 27, 2008”. It also extended the date that the Company had to obtain approval of its Disclosure Statement from October 20, 2008 to October 27, 2008 by deleting the date “October 20, 2008” in sub clause (iv) thereof and replacing it with “October 27, 2008”. In addition, the Administrative Agent, on behalf of the Majority Lenders, agreed that, notwithstanding Section 8.5 of the Credit Agreement, the Debtors may consummate the sale of the Johnsonville facility as described in the “Debtors’ Motion to (A) Approve Sales Procedures; (B) Schedule a Sale Hearing; (C) Approve the Sale of the Assets of Wellman’s Johnsonville Facility; and (D) Approve the Assumption and Assignment of Contracts Relating to the Johnsonville Facility” (the “Johnsonville Motion”) filed as docket number 498 in the Chapter 11 Cases; provided that at closing of such sale the Funds Administrator pays to the Administrative Agent for application to the outstanding Obligations an amount equal to 100% of the Sale Proceeds (as defined in the Johnsonville Motion) less up to $5.75 million to the extent paid to the First Lien Credit Facility Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
October 24, 2008	/s/ Keith R. Phillips
Keith R. Phillips
Vice President, Chief Financial Officer

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